Exhibit 5.1

Goodwin Procter llp The New York Times Building 620 Eighth Avenue New York, NY 10018 goodwinlaw.com +1 212 813 8800

February 21, 2024

Olo Inc.
99 Hudson Street
10th Floor
New York, NY 10013

Re:          Securities Registered under Registration Statement on Form S-3, as Amended

Ladies and Gentlemen:

We have acted as counsel to you in connection with your filing of a Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-3 (File No. 333-264077) (as amended or supplemented, the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), which pursuant to the Amendment relates to the registration of the offering by Olo Inc., a Delaware corporation (the “Company”) of up to 3,154,267 shares of the Company’s Class A Common Stock, $0.001 par value per share (the “Shares”) to be sold from time to time by the selling stockholders listed in the Registration Statement under the caption “Selling Stockholders.”

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinion set forth below.  We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinion set forth below, on certificates of officers of the Company.

The opinion set forth below is limited to the Delaware General Corporation Law.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

This opinion letter and the opinion it contains shall be interpreted in accordance with the Core Opinion Principles as published in 74 Business Lawyer 815 (Summer 2019).

Olo Inc.
February 21, 2024

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement.  In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours

/s/ Goodwin Procter LLP
GOODWIN PROCTER LLP